Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2021 relating to the financial statements of Iron Mountain Inc., and the effectiveness of Iron Mountain Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Iron Mountain Inc. for the year ended December 31, 2020.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

August 9, 2021